UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 14, 2006
infoUSA Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-19598	47-0751545
(Commission File Number)	(I.R.S. Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of Principal Executive Offices)	(Zip Code)
(402) 593-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Second Amended and Restated Credit Agreement
Amended and Restated Security Agreement
Amended and Restated Pledge Agreement
Amended and Restated Subsidiaries Guaranty
Press Release

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 14, 2006, infoUSA Inc. (the “Company”) announced that it has entered into a new $275 million senior secured credit facility, effective February 14, 2006, to replace its previous $250 million credit facility, under which $121 million was outstanding. The new credit facility is administered by Wells Fargo Bank, National Association. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.
The Company’s new credit facility provides for a $175 million revolving line of credit with a maturity date of February 14, 2011, and a $100 million term loan with a maturity date of February 14, 2012. The new credit facility provides for grid-based interest pricing based upon the Company’s consolidated total leverage ratio. Interest rates for use of the revolving line of credit range from base rate plus 0.25% to 1.00% for base rate loans and LIBOR plus 1.25% to 2.00% for Eurodollar rate loans. Interest rates for the term loan range from base rate plus 0.75% to 1.00% for base rate loans and LIBOR plus 1.75% to 2.00% for Eurodollar rate loans. Subject to certain limitations set forth in the credit agreement, the Company may designate borrowings under the credit facility as base rate loans or Eurodollar loans. Substantially all of the assets of the Company are pledged as security under the terms of the credit facility.
At February 14, 2006, the Company borrowed $100 million under the term loan and $21 million under the revolving line of credit, and used such funds to repay its prior credit facility. At February 14, 2006, the interest rate on the revolving line of credit was 7.75% and the interest rate on the term loan was 8.25%.
The Company is subject to certain financial covenants in the credit facility, including minimum consolidated fixed charge coverage ratio, maximum consolidated total leverage ratio and minimum consolidated net worth. The fixed charge coverage ratio and leverage ratio financial covenants are based on EBITDA (“Earnings before interest expense, income taxes, depreciation and amortization”), as adjusted, providing for adjustments to EBITDA for certain agreed upon items including non-operating gains (losses), other charges (gains), asset impairments, non-cash stock compensation expense and other items specified in the credit agreement.
The new credit facility provides that the Company may pay cash dividends on its common stock or repurchase shares of its common stock provided that (a) before and after giving effect to such dividend or repurchase, no event of default exists or would exist under the credit agreement, (b) before and after giving effect to such dividend or repurchase, the Company’s consolidated total leverage ratio is not more than 2.75 to 1.0, and (c) the aggregate amount of all cash dividends and stock repurchases during any loan year does not exceed $20 million, except that there is no cap on the amount of cash dividends or stock repurchases so long as after giving effect to the dividend or repurchase the Company’s consolidated total leverage ratio is not more than 2.00 to 1.0.
The foregoing description of the credit facility is qualified in its entirety by reference to the text of the credit agreement and related documents, which are filed with this current report as Exhibits 4.1 through 4.4 and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
The information set forth in Item 1.01 above with respect to certain restrictions under the credit agreement on the payment of dividends is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits. The following exhibits are furnished herewith:

Exhibit 4.1	Second Amended and Restated Credit Agreement among infoUSA Inc., various Lenders named therein, LaSalle Bank National Association and Citibank F.S.B., as syndication agents, Bank of America, N.A., as documentation agent, and Wells Fargo Bank, National Association, as administrative agent for the Lenders, dated as of February 14, 2006

Exhibit 4.2	Amended and Restated Security Agreement by and among infoUSA, Inc. and Affiliates and Wells Fargo Bank, National Association, as Collateral Agent, dated as of February 14, 2006

Exhibit 4.3	Amended and Restated Pledge Agreement by and among infoUSA, Inc. and Affiliates and Wells Fargo Bank, National Association, as Administrative Agent, dated as of February 14, 2006

Exhibit 4.4	Amended and Restated Subsidiaries Guaranty by subsidiaries of infoUSA, Inc. named therein, dated as of February 14, 2006

Exhibit 99.1	Press Release dated February 14, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA, Inc. (Registrant)
Date: February 21, 2006	By:	/s/ STORMY L. DEAN
Stormy L. Dean
Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1	Second Amended and Restated Credit Agreement among infoUSA Inc., various Lenders named therein, LaSalle Bank National Association and Citibank F.S.B., as syndication agents, Bank of America, N.A., as documentation agent, and Wells Fargo Bank, National Association, as administrative agent for the Lenders, dated as of February 14, 2006

Exhibit 4.2	Amended and Restated Security Agreement by and among infoUSA, Inc. and Affiliates and Wells Fargo Bank, National Association, as Collateral Agent, dated as of February 14, 2006

Exhibit 4.3	Amended and Restated Pledge Agreement by and among infoUSA, Inc. and Affiliates and Wells Fargo Bank, National Association, as Administrative Agent, dated as of February 14, 2006

Exhibit 4.4	Amended and Restated Subsidiaries Guaranty by subsidiaries of infoUSA, Inc. named therein, dated as of February 14, 2006

Exhibit 99.1	Press Release dated February 14, 2006